UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 19, 2011

Date of report (date of earliest event reported)

LPL Investment Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

One Beacon Street

Boston MA 02108

(Address of principal executive offices) (Zip Code)

(617) 423-3644

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of LPL Investment Holdings Inc. was held in San Diego, California on May 19, 2011.  At that meeting, the stockholders considered and acted upon the following proposals:

1.  The Election of Directors.  By the vote reflected below, the stockholders elected the following individuals to serve as directors until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Mark S. Casady	93,638,296	712,474	584,678
Richard W. Boyce	90,836,323	3,514,447	584,678
John J. Brennan	93,908,740	442,030	584,678
James S. Putnam	93,908,788	441,982	584,678
Erik D. Ragatz	93,831,613	519,157	584,678
James S. Riepe	93,902,302	448,468	584,678
Richard P. Schifter	91,145,769	3,205,001	584,678
Jeffrey E. Steifler	93,901,564	449,206	584,678
Allen R. Thorpe	93,511,046	839,724	584,678

2.  The Advisory Vote on Executive Compensation.  The stockholders voted to approve, on an advisory, non-binding basis, the compensation paid to the named executive officers.  94,235,677 shares voted for the proposal; 73,261 shares voted against the proposal; and 41,832 shares abstained from voting on the proposal.  There were 584,678 broker non-votes on the proposal.

3.  The Advisory Vote on Frequency of Executive Compensation Advisory Votes.  By the vote reflected below, the stockholders recommended, on an advisory, non-binding basis, that an advisory vote to approve the compensation of LPL Investment Holdings Inc.’s named executive officers occur every 3 years:

1 year	2 years	3 years	Abstentions
11,530,360	198,001	82,604,298	18,111

Based on the results of this vote, LPL Investment Holdings Inc. will implement a triennial advisory vote on executive compensation.

4.  The Ratification of the Selection of Deloitte & Touche LLP as LPL Investment Holdings Inc.’s Independent Registered Public Accounting Firm for the Current Fiscal Year.  The stockholders voted to ratify the selection of  Deloitte & Touche LLP as LPL Investment Holdings Inc.’s independent registered public accounting firm for the current fiscal year.  94,715,430 shares voted for the proposal; 219,193 shares voted against the proposal; and 825 shares abstained from voting on the proposal.  There were no broker non-votes on the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL INVESTMENT HOLDINGS INC.

	By:	/s/ ROBERT J. MOORE
		Name:	Robert J. Moore
		Title:	Chief Financial Officer

Dated: May 25, 2011